UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016
BIOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On May 3, 2016, Biogen announced that it intends to spin-off its hemophilia business through a distribution to stockholders of shares in a separate, publicly traded company.  A copy of the press release announcing the proposed spin-off is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Biogen will discuss the proposed spin-off in a live webcast to be held on May 3, 2016 at 8:30 a.m., Eastern Daylight Time. The webcast can be accessed through the Investors section of Biogen’s homepage, www.biogen.com. A copy of the presentation for the webcast is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Biogen's press release dated May 3, 2016.
99.2	Presentation for investors dated May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By: /s/ Steven N. Avruch
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary

Date: May 3, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Biogen's press release dated May 3, 2016.
99.2	Presentation for investors dated May 3, 2016.